EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Blue Dolphin Energy Company

We consent to the use of our reports, based on our audits and the reports of other auditors incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                    /s/ KPMG LLP

                                    KPMG LLP

Houston, Texas

June 5, 2000